Exhibit 3.2


                                     BYLAWS
                                       OF
                            ATLANTIC FINANCIAL CORP.


                                    ARTICLE I
                               Shareholder Matters


         Section 1.1.     Annual Meetings.

         A. The annual meeting of the shareholders of the Corporation shall be held at such a place as may be decided by, the Board of Directors on a date during the month of April, May and June of each and every year, the exact date, place and hour to be fixed by the Board of Directors.

         B. At the annual meeting of the shareholders of the Corporation, Directors shall be elected and reports of the affairs of the Corporation shall be received and considered. Any other business may be transacted which is within the powers of the shareholders, except that, if any shareholder shall bring new business before the annual meeting, the shareholder must give advance notice as set forth in Section 1.6 of these Bylaws.

         C. The Board of Directors may designate any place, either within or without the Commonwealth of Virginia, as the place of meeting for any annual meeting or for any special meeting. If no place is designated by the Board, the place of meeting shall be the principal office of the Corporation.

         Section 1.2. Special Meetings. A special meeting of the shareholders may be called for any purpose or purposes whatsoever at any time, by the President, the Chairman of the Board of Directors, the Board of Directors or by holders of at least twenty-five percent of the issued and outstanding shares of Common Stock.

         Section 1.3. Notice of Meetings. Notice of the time and place of every annual meeting or special meeting shall be mailed to each Shareholder of record entitled to vote at the meeting at his address as it appears on the records of the Corporation not less than ten (10) nor more than sixty (60) days before the date of such meeting (except as a different time may be specified by law).

         Section 1.4. Quorum. A majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of such voting group for action on such matter. If there is not a quorum at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice, other than by announcement at the meeting, until there is a quorum.

         Section 1.5. Voting. Except as the Articles of Incorporation otherwise provide, at any meeting of the shareholders, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting.

         Section 1.6. Notice of Shareholder Business. At an annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been properly brought



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before the meeting. To be brought before an annual meeting, business must be (a)
specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise bought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the date of the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by a shareholder, to be timely, must be so received not later than the close of business on the tenth
(10th) day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. A shareholder's notice to the Secretary of the Corporation shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books of the shareholder proposing such business and of any other person or entity who is the record or beneficial owner of any shares of the Corporation and who, to the knowledge of the shareholder proposing such business, supports such proposal, (c) the class and number of shares of the Corporation which are beneficially owned and owned of record by the shareholder proposing such business on the date of his notice to the Corporation and the number of shares so owned by any person or entity who, to the knowledge of the shareholder proposing such business, supports such proposal and (d) any material interest (financial or other) of such shareholder in such proposal. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this
Section 1.6. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.6. and if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Section 1.7. Order of Business. All meetings of shareholders shall be conducted in accordance with such rules as are prescribed by the Chairman of the meeting and the Chairman shall determine the order of business at all meetings of the shareholders.

         Section 1.8. Inspectors. The Board of Directors, in advance of any meeting of shareholders, may, but shall not be required to, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the Chairman of the meeting may appoint one or more inspectors. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the Chairman of the meeting, the inspectors shall make a report of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.

                                   ARTICLE II
                                    Directors

         Section 2.1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law or by the Articles of Incorporation, or by these Bylaws, all of the powers of the Corporation shall be exercised by or under the authority of said Board of Directors.

         Section 2.2. Number and Qualification. The Board of Directors shall consist of fourteen (14) Directors.

         Section 2.3. Election of Directors. The Directors shall be elected at the annual meeting of shareholders, and shall hold their offices until their successors are elected in accordance with the Articles of Incorporation. Nominations for the election of Directors shall be given in the manner provided in Section 2.5.

         Section 2.4. Honorary and Advisory Directors. The Board may appoint to the position of Honorary Director or the position of Advisory Director such person or persons as it deems appropriate. Honorary Directors shall not be entitled to receive notice of or to attend meetings of the Board. Advisory Directors shall be entitled only to notice of meetings of Advisory or other Boards of the Corporation to which they shall be appointed. Honorary and Advisory Directors shall receive such compensation as may be authorized by the Board of Directors for attendance at meetings of Advisory or other Boards to which such Advisory or Honorary Directors are appointed.

         Section 2.5. Nominations. (a) Only persons who are nominated in accordance with the procedures set forth in this Section 2.5 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made by or at the direction of the Board of Directors, or by any shareholder of the Corporation entitled to vote for the election of Directors who complies with the notice procedures set forth in this
Section 2.5. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporations not less than sixty (60) days nor more than ninety (90) days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a Director, (1) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address of such shareholder and of any other person or entity who is the record or beneficial owner of shares of the Corporation and who, to the knowledge of the shareholder giving notice, supports such nominee(s) and (ii) the class and number of shares of the Corporation which are beneficially owned and owned of record by such shareholder and by any other person or entity who is the record or beneficial owner of shares of the Corporation and who, to the knowledge of the shareholder giving the notice, supports such nominee(s). At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation the information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.5. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

         (b) (1) In the first five annual elections of Directors, after the Effective Date, nominations for election to the Board of Directors made by the Board of Directors shall be made in the manner described in Section 2.5(b)(2) unless seventy-five percent (75%) of the full Board of Directors otherwise agrees.

         (2) If a Director whose term expires at an annual meeting is an MACB Nominee and he is not nominated for re-election, the Directors who are MACB Nominees shall designate a successor who shall be nominated for election to the Board of Directors by the Board of Directors. If a Director whose term expires at an annual meeting is a UCB Nominee and he is not nominated for re-election, the Directors who are UCB Nominees shall designate a successor who shall be nominated for election to the Board of Directors by the Board of Directors.

         (c) Unless seventy-five percent (75%) of the full Board of Directors otherwise agrees, if a vacancy arises from the resignation, death or removal of a Director, before the annual meeting of shareholders in the year 2004, the vacancy shall be filled by an individual designated by the MACB Nominees (if the vacant seat was held by an MACB Nominee) or by the UCB Nominees (if the vacant seat was held by a UCB Nominee).

         (d) The terms "MACB Nominee" and "UCB Nominee" shall have the meanings specified in Section 1.1(d) and 1.1(e) of the Agreement and Plan of Reorganization between United Community Bankshares, Inc. and Mid-Atlantic Community BankGroup, Inc., dated July __, 1998.

         Section 2.7. Meetings of Directors. Meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board of Directors, or upon call of the Chairman of the Board of Directors or the President. The Secretary, or officer performing his duties, shall give at least twenty-four (24) hours' notice by telegraph, letter, telephone or in person, of all meetings of the Directors; provided, that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. Regular meetings of the Board of Directors shall be held at least six times in every calendar year. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice either before or after the meeting. Neither the business to be transacted nor the purpose of any annual or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 2.8. Quorum. A majority of the members of the Board of Directors shall constitute a quorum.

         Section 2.9. Compensation. The Board of Directors shall fix the compensation of the Directors.

         Section 2.10. Committees. The Board of Directors may create committees and appoint members of committees in accordance with Virginia law. There may be an Executive Committee and such committee may exercise the authority of the Board of Directors to the fullest extent permitted by law.

                                   ARTICLE III
                                    Officers

         Section 3.1. Election. The Officers of the Corporation shall consist of the Chairman of the Board of Directors, one or more Vice Chairmen of the Board of Directors, the President, one or more Executive or Senior Vice Presidents, a Chief Financial Officer, one or more additional Vice Presidents, a Secretary, one or more Assistant Secretaries, and such other officers as may be elected as provided in Section 3.3 of this Article. All Officers shall be elected by the Board of Directors, and shall hold office until their successors are elected and qualify. Vacancies may be filled at any meeting of the Board of Directors. Subject to any applicable provision of Virginia law, more than one office may be combined in the same person as the Board of Directors may determine.

         Section 3.2. Removal of Officers. Subject to Article V, any Officer of the Corporation may be summarily removed with or without cause, at any time, by a resolution passed by affirmative vote of a majority of all of the Directors; provided that any such removal shall not affect an Officer's right to any compensation to which he is entitled under any employment contract between such officer and the Corporation.

         Section 3.3. Other Officers. Other Officers may from time to time be appointed by the Board of Directors, and such Officers shall hold office for such term as may be designated by the said Board of Directors.

         Section 3.4. Chairman of the Board. The Chairman of the Board shall be the senior Officer of the Corporation, and shall preside at all meetings of the Directors and all meetings of the shareholders. The Chairman of the Board shall appoint all standing committees and temporary committees and shall be a member ex officio of all standing committees and shall have all other powers and duties as may be prescribed by the Board of Directors or by the Bylaws.

         Section 3.5. Vice Chairman of the Board. In the absence or disability of the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the Directors and all meetings of the Shareholders. If there shall be more than one Vice Chairman, the duties of the Vice Chairman shall be discharged by a Vice Chairman who is not a full time employee of the Corporation.

         Section 3.6. President. The President shall be the Chief Executive Officer of the Corporation. In the absence or disability of the Chairman of the Board and the Vice Chairman of the Board, the President shall preside at all meetings of the Directors and at meetings of the shareholders and in the absence or disability of the Chairman of the Board and the Vice Chairman of the Board the duties and responsibilities of such office shall devolve upon the President. The President shall have such other powers and duties as may be prescribed by the Chairman of the Board of Directors, the Board of Directors or by the Bylaws.

         Section 3.7. Chief Operating Officer. Subject to the authority granted to the Chief Executive Officer, the Chief Operating Officer shall have general supervision over the day-to-day operations of the Corporation and shall perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

         Section 3.8. Chief Financial Officer. The Chief Financial Officer shall, subject to the direction of the Chief Executive Officer, have general custody of all the property, funds and securities of the Corporation and shall have general supervision of the collection and disbursement of funds of the Corporation. He shall provide for the keeping of proper records of all transactions of the Corporation and shall perform such other duties as may be assigned to him by the Chief Executive Officer.

         Section 3.9. Vice Presidents. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents shall perform such duties as may be prescribed for them from time to time by the Chief Executive Officer or the Board of Directors.

         Section 3.10. Secretary. The Secretary shall have the duties and responsibilities prescribed by law for the secretary of a Virginia corporation.

         Section 3.11. Surety Bonds. All Officers and employees who shall have charge or possession of money, securities or property of the Corporation must, before entering upon their duties, be covered by a bond with a surety company approved by the Board of Directors and state and federal authorities. The costs of such bond shall be borne by the Corporation.


                                   ARTICLE IV
                                  Capital Stock

         Section 4.1. Issues of Certificate of Stock. Certificates of capital stock shall be in such form as may be prescribed by law and by the Board of Directors. All certificates shall be signed by the President and by the Secretary or an Assistant Secretary, or by any other two Officers authorized by resolution of the Board of Directors.

         Section 4.2. Transfer of Stock. The stock of the corporation shall be transferable or assignable on the books of the Corporation by the holders in person or by attorney on surrender of the certificate or certificates for such shares duly endorsed, and, if sought to be transferred by attorney, accompanied by a written power of attorney to have such stock transferred on the books of the Corporation.

         Section 4.3. Restrictions on Transfer of Stock. Any restrictions that may be imposed by law, by the Articles of Incorporation or Bylaws of the Corporation, or by an agreement among shareholders of the Corporation, shall be noted conspicuously on the front or back of all certificates representing shares of stock of the Corporation.

         Section 4.4. Lost, Destroyed or Mutilated Certificates. The holder of stock of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor, and the Corporation may in its discretion cause one or more new certificates for the same aggregate number of shares to be issued to such Stockholder upon the surrender of the mutilated certificate, or upon satisfactory proof of such loss or destruction accompanied by the deposit of a bond in such form and amount and with such surety as the Corporation may require.



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         Section 4.5.     Holder of Record. The Corporation shall be entitled to
treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

         Section 4.6. Record Date. The Board of Directors shall fix in advance the record date in order to make a determination of shareholders for any purpose, including the determination of shareholders entitled to notice of or to vote at any shareholders' meeting or entitled to payment of any dividend or distribution to shareholders. Such record date shall not be more than seventy
(70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         Section 4.7.     Control  Share  Acquisitions.   Article  14.1  of  the
Virginia Stock Corporation Act shall not apply to the Corporation.


                                    ARTICLE V
                    Amendments and Special Voting Provisions

         Section 5.1. Voting Generally. Except as otherwise provided by law or as set forth in this Article V, the Board of Directors shall act by majority vote at any duly held meeting at which a quorum is present.

         Section 5.2. Special Voting Requirements. The affirmative vote of at least sixty percent (60%) of the entire Board of Directors shall be required to:

         (a)     Amend these Bylaws;

         (b) Submit to the shareholders any plan of merger or share exchange or any proposal to dissolve the Corporation or to sell, lease, exchange or otherwise dispose of all or substantially all of the Corporation's property, otherwise than in the usual and regular course of business;

         (c) Submit to the shareholders any proposal to change the name of the Corporation;

         (d) Cause The Bank of Franklin or The Bank of Sussex and Surry or Peninsula Trust Bank, Incorporated to change its name or amend its articles of incorporation or bylaws;

         (e) Cause The Bank of Franklin or The Bank of Sussex and Surry or Peninsula Trust Bank, Incorporated to appoint, remove or transfer its Chief Executive Officer;

         (f) Dispose of any of the stock of The Bank of Franklin or The Bank of Sussex and Surry or Peninsula Trust Bank, Incorporated or cause any of such banks to dissolve or enter into a plan of merger or share exchange or to sell, lease, exchange or otherwise dispose of all or substantially all of its property, otherwise than in the usual and regular cause of business.

         (g) Appoint, remove or transfer the Corporation's Chief Executive Officer, Chief Operating Officer or any Executive Vice President.

         Section 5.3. Subsidiary Bank Directors. (a) The Directors of The Bank of Franklin, The Bank of Sussex and Surry and Peninsula Trust Bank, Incorporated (each a "Bank" and collectively the "Banks") each shall nominate individuals for election to their respective Boards each year.

         (b) The Corporation shall not remove any Director of a Bank or refuse to vote its shares of any of such Bank's common stock in favor of the election of those nominated in accordance with Section 5.3(a) unless (i) a Director of one of such Banks violates a code of conduct that is generally applicable to Directors of the Corporation and its subsidiaries, (ii) the Corporation's Board of Directors determines that such a Bank is experiencing business, financial or regulatory difficulties and, as a result, the Corporation determines that a change in the Board of Directors of such Bank is necessary or advisable in order to protect the Corporation or its investment in such Bank or
(iii) a director of one of such Banks acts in a manner inconsistent with his fiduciary duty to such Bank.


                                   ARTICLE VI
                            Miscellaneous Provisions

         Section 6.1. Seal. The seal of the Corporation shall be circular in shape with the name of the Corporation around the circumference thereof, and the word "SEAL" in the center thereof.

         Section 6.2. Examination of the Books and Records. The books and records of account of the Corporation, the minutes of the proceedings of the shareholders, the Board and Committees appointed by the Board of Directors and the records of the shareholders showing the names and addresses of all shareholders and the number of shares held by each, shall be subject to inspection during the normal business hours by any person who is a duly qualified Director of the Corporation at the time he makes such inspection. Shareholders shall have such rights to inspect records of the Corporation as are prescribed by applicable law.

         Section 6.3. Checks, Notes and Drafts. Checks, notes, drafts, and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize.

         Section 6.4. Amendments to ByLaws. These Bylaws may be altered, amended or repealed in accordance with the Articles of Incorporation.

         Section 6.5. Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board of Directors, the President or any Executive Vice President may from time to time appoint an attorney or attorneys as agent or agents of the Corporation to cast in the name of the Corporation the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and such Officers may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers, or other instruments as may be necessary or proper in the premises; or any of such Officers may himself attend any meeting of the holders of stock or other securities of any such other corporation and there vote or exercise any or all other powers of the Corporation as the holder of such stock or other securities of such other corporation.